EXHIBIT 10.01

Name of Offeree: ___________________________	Document No.: __________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

THIS MEMORANDUM IS FOR THE CONFIDENTIAL USE OF THE OFFEREE NAMED
ABOVE AND MAY NOT BE REPRODUCED IN WHOLE OR IN PART

DERMA SCIENCES, INC.

_________________

2,500,000 Units Each Consisting of Four Shares of Common Stock and One Warrant to
Purchase One Share of Common Stock

Minimum Investment – 5,000 Units

_________________

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE COMPLETENESS OR ACCURACY OF ANY PRIVATE PLACEMENT MEMORANDUM OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO EXEMPTION FROM REGISTRATION WITH THE COMMISSION. THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ANY STATE AND ARE OFFERED PURSUANT TO CERTAIN EXEMPTIONS THERE-UNDER. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY STATE SECURITIES AGENCY.

THIS PRIVATE PLACEMENT MEMORANDUM IS FURNISHED ON A CONFIDENTIAL BASIS SOLELY FOR THE PURPOSE OF PERMITTING OFFEREES TO EVALUATE THE INVESTMENT OFFERED HEREBY. THIS PRIVATE PLACEMENT MEMORANDUM IS PERSONAL TO EACH OFFEREE AND DOES NOT CONSTITUTE AN OFFER TO ANY OTHER PERSON. DISTRIBUTION OF THIS PRIVATE PLACEMENT MEMORANDUM, OR ANY OF THE CONTENTS HEREOF, TO ANY PERSON OTHER THAN THE OFFEREE AND THOSE PERSONS, IF ANY, RETAINED TO ADVISE SUCH OFFEREE IS UNAUTHORIZED.

	Price to Investors	Selling Commissions or Discounts (1)	Proceeds to the Company (2)
Per Unit	$2.40	$0.192	$2.208
Minimum	$5,400,000	$432,000	$4,968,000
Maximum	$6,000,000	$480,000	$5,520,000

(1)	Assumes that sales of all Units offered hereby are effected by Taglich Brothers, Inc. and/or by placement agents whose compensation relative to sales of the Units is identical to that of Taglich Brothers, Inc.
(2)	Before deducting offering expenses payable by the Company in connection with this Offering estimated to aggregate $50,000.

        The Units are offered by the Company subject to prior sale, withdrawal, cancellation or modification of the offer without notice and subject also to the right of the Company to reject any subscription in whole or in part.

TAGLICH BROTHERS, INC.

The date of this Confidential Private Placement Memorandum is April 5, 2006.

THE UNITS WILL BE OFFERED PURSUANT TO REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. BY HIS/HER/ITS ACCEPTANCE OF THE UNITS EACH INVESTOR IS DEEMED TO REPRESENT TO THE COMPANY THAT HE/SHE/IT IS ACQUIRING THE UNITS FOR HIS/HER/ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS AN AGENT FOR OTHERS FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION THEREOF.

THIS MEMORANDUM DOES NOT KNOWINGLY CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT TO STATE A MATERIAL FACT NECESSARY TO MAKE THE STATEMENTS MADE, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY WERE MADE, NOT MISLEADING.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND THE ATTACHMENTS HERETO OR DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

IT IS EXPECTED THAT INVESTORS INTERESTED IN PURCHASING THE UNITS WILL CONDUCT THEIR OWN INDEPENDENT INVESTIGATION OF THE RISKS POSED BY AN INVESTMENT IN THE UNITS. OFFICERS OF THE COMPANY WILL BE AVAILABLE TO ANSWER ANY QUESTIONS CONCERING THE COMPANY, THE UNITS AND THE TERMS AND CONDITIONS OF THE OFFERING AND WILL MAKE AVAILABLE SUCH OTHER INFORMATION AS SUCH INVESTORS MAY REASONABLY REQUEST.

PROSPECTIVE PURCHASERS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PRIVATE PLACEMENT MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS AS INVESTMENT, LEGAL OR TAX ADVICE. PRIOR TO INVESTING IN THE UNITS PROSPECTIVE PURCHASERS SHOULD CONSULT WITH THEIR ATTORNEYS AND INVESTMENT ADVISORS TO DETERMINE THE CONSEQUENCES OF AN INVESTMENT IN THE UNITS AND ARRIVE AT AN INDEPENDENT EVALUATION OF THE MERITS AND RISKS OF SUCH INVESTMENT.

THE PURCHASE OF THE UNITS ENTAILS A NUMBER OF VERY SIGNIFICANT RISKS. SEE THE SECTION TITLED “RISK FACTORS” IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM FOR A DISCUSSION OF CERTAIN CONSIDERATIONS ASSOCIATED WITH AN INVESTMENT IN THE UNITS. IN ADDITION, THERE CAN BE NO ASSURANCE THAT THE MARKET VALUE OF THE UNITS WILL NOT DECLINE UPON THE DECLARATION OF EFFECTIVENESS OF THE REGISTRATION STATEMENT REFERRED TO HEREIN OR AS A RESULT OF OTHER FACTORS. BECAUSE OF THESE RISKS, FUNDS SHOULD ONLY BE INVESTED BY INVESTORS ABLE TO BEAR THE RISK OF AND WITHSTAND THE TOTAL LOSS OF THEIR INVESTMENT.

CERTIFICATES EVIDENCING THE COMMON STOCK AND WARRANTS COMPRISING THE UNITS WILL BE DELIVERED TO EACH PURCHASER WITH A LEGEND THEREON STATING THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND, THEREFORE, CANNOT BE SOLD UNLESS REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. EACH PURCHASER WILL UNDERTAKE IN THE PURCHASE AGREEMENT THAT HE/SHE/IT WILL NOT, DIRECTLY OR INDIRECTLY, OFFER, SELL, PLEDGE, TRANSFER OR OTHERWISE DISPOSE OF (OR SOLICIT ANY OFFERS TO BUY, PURCHASE OR OTHERWISE ACQUIRE OR TAKE PLEDGE OF) ANY OF THE SECURITIES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, APPLICABLE STATE SECURITIES LAWS AND THE OTHER TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT.

TABLE OF CONTENTS

Exhibits:
                                                                            Exhibit
     Form 10-KSB............................................................    A
     Proxy Statement........................................................    B
     Acquisition of Western Medical, Ltd....................................    C
     Purchase Agreement.....................................................    D
     Registration Rights Agreement..........................................    E
     Warrant Agreement......................................................    F
     Receipt and Nondisclosure Agreement....................................    G
     Instructions to Purchaser..............................................    H

DERMA SCIENCES

        We market and sell three lines of products. Our wound care products consist of basic and advanced dressings, ointments and sprays designed to manage and treat a wide range of chronic and non-chronic skin conditions. Our specialty fastener products consist of sterile pressure sensitive adhesive wound closure strips, pressure sensitive adhesive catheter fasteners and tubular net dressings. Our general purpose and specialized skincare products consist of body washes, shampoos, an incontinent wash, a moisture barrier ointment, skin moisturizers and lotions, hand washes and sanitizers and a hard surface disinfectant.

        We sell our products through our own direct sales force, through manufacturers’ representatives and through independent distributors. Our primary customers are nursing homes, hospitals, clinics and home healthcare agencies. Our products are available throughout the United States and in selected international markets.

        Our executive offices are located at 214 Carnegie Center, Suite 100, Princeton, New Jersey and our telephone number is (609) 514-4744.

THE OFFERING

        The Company hereby offers up to 2,500,000 Units each consisting of four shares of the Company’s common stock and one warrant to purchase one share of common stock at $1.00 (the “Offering”). The exercise price of the warrants is subject to adjustment to reflect recapitalizations, stock dividends, mergers, stock splits and like events. The warrants will expire on April 30, 2011 and are subject to “cashless” exercise. The per Unit purchase price is $2.40 and the minimum investment is 5,000 Units subject to the right of the Company to accept investments of lesser amounts. The common stock comprising the Units and the common stock issuable upon exercise of the warrants will be registered as described under the heading Registration Rights. The Offering will terminate on April 30, 2006 unless sooner terminated or extended by the Company. Until the minimum 2,250,000 Units are sold, all proceeds of the Offering will be held in escrow by a bank escrow agent. If the minimum 2,250,000 Units have not been sold prior to 5:00 p.m. April 30, 2006, all proceeds theretofore received will be refunded without deduction or set off.

USE OF PROCEEDS

        The net proceeds to the Company from the sale of the Units in this Offering (after deducting selling commissions and other offering expenses) will be approximately $4,918,000 if the minimum 2,250,000 Units are sold and $5,470,000 if the maximum 2,500,000 Units are sold. The Company will utilize the net proceeds for the acquisition of substantially all of the assets of Western Medical, Ltd., a New Jersey wound care company (the “Acquisition”). Proceeds of the Offering will initially be placed in escrow with The Capital Trust Company of Delaware, Wilmington, Delaware, and will be maintained in a non-interest bearing account pending consummation of the Acquisition. If the Acquisition is not consummated by 5:00 p.m. April 30, 2006, no Units will be issued and all proceeds of the Offering will be returned without deduction or set off.

RISK FACTORS

        This investment involves a high degree of risk and you should purchase Units only if you can afford a complete loss of your investment. Consider carefully these risk factors and other information in this offering memorandum.

The potential increase in common shares due to the conversion or exercise of outstanding derivative securities mayhave a depressive effect upon the market value of the Company’s shares.

        As of December 31, 2005, 12,123,128 shares of the Company’s common stock were issuable upon the conversion or exercise of outstanding convertible preferred stock, warrants and options (“derivative securities”). The shares of common stock issuable upon conversion or exercise of derivative securities are substantial compared to the 12,285,768 shares of common stock currently outstanding.

        Earnings per share relative to the Company’s common stock, as and when generated, will be calculated assuming the conversion or exercise of all dilutive derivative securities. Earnings per share of common stock would be substantially diluted by the existence of these derivative securities regardless of whether they are converted or exercised. This dilution of earnings per share could have a depressive effect upon the market value of the Company’s common stock.

The exercise by holders thereof of all of the Company’s outstanding options and warrants could impact the abilityof purchasers to exercise the warrants comprising the Units.

        The Company’s corporate charter authorizes it to issue 30,000,000 shares of common stock. The Company’s board of directors has authorized an amendment to the Company’s corporate charter increasing the authorized common stock to 50,000,000 shares and has submitted this amendment for approval of the Company’s shareholders at the annual meeting of shareholders scheduled for May 11, 2006.

        In the event substantially all of the holders of the Company’s currently outstanding warrants and stock options exercised, for cash, their warrants and options, and in the event substantially all of the holders of the Company’s convertible preferred stock converted their shares into common stock, and in the further event the Company’s shareholders failed to approve the proposed increase in authorized common stock (events which management considers unlikely), the Company would not presently have sufficient shares of common stock to accommodate all of the foregoing conversions or warrant and option exercises. In this eventuality, the Company would explore alternative means of satisfying its obligations relative to its outstanding preferred stock, warrants and options, including the conversion of authorized preferred stock to common stock and/or implementation of a reverse split of its common stock.

The Company has not paid, and is unlikely to pay in the near future, cash dividends on its securities.

        The Company has never paid any cash dividends on its common or preferred stock and does not anticipate paying cash dividends in the foreseeable future. The payment of dividends by the Company will depend on its future earnings, financial condition and such other business and economic factors as the Company’s management may consider relevant.

The Company’s foreign operations are essential to its economic success and are subject to various unique risks.

        The Company’s future operations and earnings will depend to a large extent on the results of its operations in Canada and its ability to maintain a continuous supply of basic wound care products from its operations and suppliers in China. While the Company does not envision any adverse change to operations in Canada and China, adverse changes to these operations, as a result of political, governmental, regulatory, economic, exchange rates, labor, logistical or other factors, could have an adverse effect on the Company’s future operating results.

The Company has generated only nominal income and it cannot guarantee future profitability.

        The Company earned net income of $22,241 in 2003, $61,368 in 2002 and $192,398 in 2001 and incurred losses of $909,104 in 2005, $2,338,693 in 2004, $2,581,337 in 2000 and $2,998,919 in 1999. At December 31, 2005 the Company had an accumulated deficit of $13,895,134. Although the Company achieved nominal profitability in 2003, 2002 and 2001, the Company cannot offer any assurance that it will be able to generate sustained or significant earnings.

The Company’s stock price has been volatile and this volatility is likely to continue.

        Historically, the market price of the Company’s common stock has been volatile. The high and low prices for the years 2001 through 2005 are set forth in the table below:

Derma Sciences
Trading Range – Common Stock

Year	Low	High

2001	$0.22	$0.80
2002	$0.35	$0.85
2003	$0.35	$2.30
2004	$0.43	$1.90
2005	$0.42	$0.78

        Events that may affect the Company’s common stock price include:

•	Quarter to quarter variations in its operating results;
•	Changes in earnings estimates by securities analysts;
•	Changes in interest rates or other general economic conditions;
•	Changes in market conditions in the wound care and skin care industries; and
•	The introduction of new products either by the Company or by its competitors.

        Although all publicly traded securities are subject to price and volume fluctuations, it is likely that the Company’s common stock will experience these fluctuations to a greater degree than the securities of more established and better capitalized organizations.

The rate of reimbursement for the purchase of the Company’s products by government and private insurance is subjectto change.

        Sales of several of the Company’s wound care and specialty fastener products depend partly on the ability of its customers to obtain reimbursement for the cost of its products from government health administration agencies such as Medicare and Medicaid. Both government health administration agencies and private insurance firms continuously seek to reduce healthcare costs. These cost reduction efforts may adversely affect both the eligibility of the Company’s products for reimbursement and the rate of reimbursement. Although management believes that reimbursement policies relative to the Company’s products will remain stable for the foreseeable future, it can offer no assurance that the Company’s products will continue to be eligible for reimbursement indefinitely or that the rate of reimbursement will not be reduced.

The Company’s success may depend upon its ability to protect its patents and proprietary technology.

        The Company owns patents, both in the United States and abroad, for several of its products, and relies upon the protection afforded by its patents and trade secrets to protect its technology. The Company’s success may depend upon its ability to protect its intellectual property. However, the enforcement of intellectual property rights can be both expensive and time consuming. Therefore, the Company may not be able to devote the resources necessary to prevent infringement of its intellectual property. Also, the Company’s competitors may develop or acquire substantially similar technologies without infringing the Company’s patents or trade secrets. For these reasons, the Company cannot be certain that its patents and proprietary technology will provide it with a competitive advantage.

If members of the Company’s management and their affiliates were to exercise all warrants and options held by them,they would be in a position to substantially influence the affairs of the Company.

        The executive officers and directors of the Company, together with institutions with which they are affiliated, own substantial amounts of the Company’s common stock, together with outstanding options and warrants to purchase the Company’s common stock. In the event these officers, directors and affiliates were to exercise all of their options and warrants, and in the further event that other holders of the Company’s options and warrants did not exercise their own options or warrants, members of management and their affiliates would thereby obtain 74.0% of the Company’s voting stock. As a result, these officers, directors and affiliates of the Company would be in a position to significantly influence the strategic direction of the Company, the composition of its board of directors and the outcome of fundamental transactions requiring shareholder approval.

Government regulation plays a significant role in the Company’s ability to acquire and market products.

        Government regulation by the United States Food and Drug Administration and similar agencies in other countries is a significant factor in the development, manufacturing and marketing of many of the Company’s products and in the Company’s acquisition or licensing of new products. Complying with government regulations is often time consuming and expensive and may involve delays or actions adversely impacting the marketing and sale of the Company’s current or future products.

Approximately half of the Company’s products are manufactured by third party manufacturers.

        Approximately one half of the Company’s products are manufactured by third party manufacturers. One manufacturer produces advanced wound care products which account for about ten percent of the Company’s sales. Another manufacturer produces wound closure strips and catheter fasteners which account for about ten percent of the Company’s sales. Each of the Company’s other manufacturers produces products that individually account for less than ten percent of the Company’s sales.

        Management considers the Company’s relationships with its third party manufacturers to be excellent. Although there are several manufacturers potentially available for each of the Company’s products, if a current manufacturer were unable or unwilling to continue to manufacture the Company’s products, distribution and sales of the affected products could be delayed for the period necessary to secure a replacement.

Competitors could invent products superior to those of the Company and cause its products and technology to become obsolete.

        The Company operates in an industry where technological developments occur at a rapid pace. The Company competes with a large number of established companies and institutions many of which have more capital, larger staffs and greater expertise than the Company. The companies with which the Company competes include Bristol Myers Squibb-Convatec, Smith & Nephew, Johnson & Johnson, 3M, Kendall, Hermitage, Medical Action, Cyprus, DeRoyal, Provon, Calgon Vestal-Steris, Chester Laboratories, Medicom and Medical Mart, together with a number of smaller companies. The Company’s competitors currently manufacture and distribute a variety of products that are in many respects comparable to those of the Company. While management has no specific knowledge of products under development by the Company’s competitors, it is possible that these competitors may develop technologies and products that are more effective than any the Company currently has. If this occurs, any of the Company’s products and technology affected by these developments could become obsolete.

Although the Company is insured, any material product liability claims could adversely affect its business.

        The Company sells over-the-counter products and medical devices and is exposed to the risk of lawsuits claiming alleged injury caused by its products. Among the grounds for potential claims against the Company are injuries due to alleged product inefficacy and injuries resulting from infection due to allegedly non-sterile products. Although the Company carries product liability insurance with limits of $1.0 million per occurrence and $2.0 million aggregate with $5.0 million in umbrella coverage, this insurance may not be adequate to reimburse the Company for all damages that it could suffer as a result of successful product liability claims. No material product liability claim has ever been made against the Company and management is not aware of any pending product liability claims. However, a successful material product liability suit could adversely affect the Company’s business.

        Some of the information in this offering memorandum and attachments hereto may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and may be subject to the safe harbor created by that section. You can identify these statements by noting the use of forward-looking terms like “believes,” “expects,” “plans,” “estimates” and other similar words. Risks, uncertainties or assumptions that are difficult to predict may affect these kinds of statements. The preceding risk factors and other cautionary statements could cause our actual operating results to differ materially from those expressed in any forward-looking statement. We caution you to keep in mind the preceding risk factors and other cautionary statements and to refrain from placing undue reliance on any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 and you can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, like Derma Sciences, that file electronically with the SEC. Additional information about Derma Sciences can also be found at our Web site at http://www.dermasciences.com.

        We “incorporate by reference” in this offering memorandum information from the documents we file with the SEC which means that we disclose important information to you by referring you to those documents. The information which we incorporate by reference is part of this offering memorandum. Additional information that we file with the SEC will automatically update previous information. We incorporate the following documents by reference into this offering memorandum:

(a)	Derma Sciences’ annual report on Form 10-KSB filed March 31, 2006 for the year ended December 31, 2005.
(b)	Derma Sciences’ notice of annual meeting of shareholders and definitive proxy statement filed April 5, 2006 relative to the election of directors, amendment of Derma Sciences’ stock option plan, adoption of Derma Sciences’ restricted stock plan, amendment of Derma Sciences’ articles of incorporation to increase the shares of common stock available for issuance and ratification of the appointment of J.H. Cohn LLP as Derma Sciences’ independent registered public accounting firm for the year ending December 31, 2006.

        Any statement contained in this offering memorandum or in an attachment hereto or in a document incorporated in this offering memorandum by reference will be considered modified or replaced for purposes of this offering memorandum if the statement is modified or replaced by a statement in a later document that also is incorporated by reference in this offering memorandum.

        The statements contained in this offering memorandum as to the contents of any contract or any other document are not necessarily complete. We qualify any statement by reference to the copy of the contract or document filed with the SEC. If you would like a copy of any document incorporated in this offering memorandum by reference, you can call or write to us at our principal executive offices, Attention: Edward J. Quilty, President and Chief Executive Officer, at 214 Carnegie Center, Suite 100, Princeton, New Jersey 08540, telephone (609) 514-4744. We will provide this information upon written or oral request and without charge to any person, including a beneficial owner, to whom a copy of this offering memorandum is delivered.

        We have not authorized any dealer, salesperson or other individual to give any information or to make any representation not contained or incorporated by reference in this offering memorandum or provided as an attachment to this offering memorandum. If you receive any of that kind of information or if any of those types of representations are made to you, you must not rely on the information or representations as having been authorized by Derma Sciences. Also, you must not consider that the delivery of this offering memorandum or any sale made under it implies that the affairs of Derma Sciences have remained unchanged since the date of this offering memorandum or that the information contained in this offering memorandum is correct or complete as of any time after the date of this offering memorandum.

        This offering memorandum and any supplement to this offering memorandum do not constitute an offer to sell or a solicitation of an offer to buy any securities covered by this offering memorandum to any person in any jurisdiction in which this offer or solicitation is unlawful.

NONDISCLOSURE AGREEMENT

        Potential purchasers of the Units (“Offerees”) will be required to execute a nondisclosure agreement obligating Offerees to maintain the confidentiality of all material non-public information, including the fact of this Offering, (“Information”) furnished to them by the Company or Taglich Brothers, Inc. (see Plan of Distribution below) in connection with the Offerees’ investigation of the Company and their decision to acquire the Units. Offerees will be prohibited from disclosing the

Information to any other person, except persons retained to advise Offerees concerning their decision to purchase the Units, and must refrain from investing in the securities of the Company (other than the Units pursuant to this Offering) or otherwise acting on the Information until the Company notifies them that the Information has been made public.

PLAN OF DISTRIBUTION

        The Units are being offered by the Company to “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 through such of its officers and directors as may legally offer the Units in the jurisdictions in which the Offering is conducted. In addition, the Company has engaged Taglich Brothers, Inc., New York, New York, a NASD registered broker-dealer (“Taglich”) to effect sales, on a “best efforts” basis, of up to $4,000,000 in aggregate amount of the Units offered hereby. Taglich will be paid eight percent (8%) of the purchase price of Units purchased by investors introduced to the Company by Taglich and will be accorded warrants (subject to registration rights similar to those accorded to purchasers of the Units) to purchase shares of common stock equal to ten percent (10%) of the shares of common stock comprising the Units purchased by investors that are introduced to the Company by Taglich. The exercise price of the Taglich warrants is $0.72 per share. Taglich will not be compensated relative to Units sold by officers or directors of the Company. The Company may engage placement agents in addition to Taglich to effect sales of the Units. However, if the Company does so, it does not intend to pay compensation to any such placement agents in excess of the compensation payable to Taglich.

RESTRICTED SECURITIES

        The common stock comprising the Units and issuable upon exercise of the warrants will be “restricted securities” as defined under the Securities Act of 1933 (the “Act”) and subject to limitations on their transfer pursuant to federal and state securities laws. See Registration Rights for a discussion of the registration of the reoffer and resale of the common stock. The certificates representing the common stock and warrants will, until registered, be imprinted with a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SAID ACT OR APPLICABLE STATE SECURITIES LAWS, SUPPORTED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

REGISTRATION RIGHTS

        The Company has agreed to use its best efforts to register the reoffer and resale of the common stock comprising the Units and issuable upon exercise of the warrants by filing a registration statement under the Securities Act with the SEC within 60 days, and causing same to become effective within 180 days, of the completion of the Offering. The Company will use its best efforts to maintain such registration statement as a current and effective document for the lesser of three years, until all shares of common stock registered thereunder are sold or until all such shares may be sold by the holders thereof under Rule 144, without limitation. The Company will bear all the expenses and pay all the fees in connection with the preparation and filing of the registration statement.

        In the event the Company fails to timely file the aforesaid registration statement or fails to timely cause the registration statement to become effective, the Company will pay purchasers of the Units damages in the amount of 2% of the purchase price of the Units, not to exceed 10% of the purchase price, for each month or fraction thereof the filing or effectiveness, as applicable, of the registration statement is untimely. These damages will be payable exclusively in common stock of the Company valued at the average closing bid price thereof for the ten trading days preceding the date of the damages calculation.

        If, after expiration of the registration statement discussed above, the Company decides to register common stock for its own account or for the benefit of any of its stockholders, other than a registration relating solely to employee stock option or purchase plans, the Company will provide to each purchaser of the Units the opportunity to include in the registration statement the shares of common stock comprising the Units and the shares of common stock issuable upon the exercise of the warrants. The Company will keep such registration effective for the lesser of 180 days or until all of the shares of the registered common stock have been sold.

LEGAL MATTERS

        For the purposes of this Offering, Hedger & Hedger, 2 Fox Chase Drive, P.O. Box 915, Hershey, Pennsylvania, 17033, is giving its opinion on the validity and non-assessability of the shares.

FIRST AMENDMENT

TO

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

OF

DERMA SCIENCES, INC.

        Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), issued a Confidential Private Placement Memorandum, dated April 5, 2006 (together with the Exhibits thereto, collectively, the “Memorandum”) relating to the offering (the “Offering”) of a minimum principal amount of $5,400,000 (the “Minimum Amount”) and a maximum principal amount of $6,000,000 (the “Maximum Amount”) of the Company’s series H units (the “Units”), with each Unit consisting of four shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), and one warrant (an “Investor Warrant”) with a five (5) year term for the purchase of one share of Common Stock with an initial exercise price equal to $1.00 per Share, subject to adjustment as provided in the Investor Warrants.

        Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Memorandum.

Increase in Units Offered

        The Company has determined to increase the Maximum Amount from 2,500,000 Units ($6,000,000 gross proceeds) to 2,750,000 Units ($6,600,000 gross proceeds). Assuming the sale of all Units offered hereby are effected by Taglich Brothers, Inc. and/or by placement agents whose compensation relative to sale of Units is identical to that of Taglich Brothers, Inc., the selling commissions or discounts will be $528,000 and the proceeds to the Company will be $6,072,000. The Company expects that offering expenses will be approximately $50,000 with the resulting net proceeds to the Company, assuming the sale of all Units, being approximately $6,022,000. The Company will utilize the net proceeds of the Offering for the acquisition of substantially all of the assets of Western Medical, Ltd., a New Jersey wound care company (the “Acquisition”). Any proceeds remaining after the Acquisition will be used for working capital purposes.

Registration Rights

Current Provisions

        The Company has agreed to use its best efforts to register the reoffer and resale of the common stock comprising the Units and issuable upon exercise of the Investor Warrants by filing a registration statement under the Securities Act with the SEC within 60 days, and causing same to become effective within 180 days, of the completion of the Offering. The Company will use its best efforts to maintain such registration statement as a current and effective document for the lesser of three years, until all Shares of Common Stock registered thereunder are sold or until all such Shares may be sold by the holders thereof under Rule 144, without limitation. The Company will bear all the expenses and pay all the fees in connection with the preparation and filing of the registration statement.

        In the event the Company fails to timely file the aforesaid registration statement or fails to timely cause the registration statement to become effective, the Company will pay purchasers of the Units damages in the amount of 2% of the purchase price of the Units, not to exceed 10%

of the purchase price, for each month or fraction thereof the filing or effectiveness, as applicable, of the registration statement is untimely. These damages will be payable exclusively in Common Stock of the Company valued at the average closing bid price thereof for the ten trading days preceding the date of the damages calculation.

Additions and Modifications

        In addition to paying purchasers liquidated damages, as described above, for failure to timely file, or cause to become effective, a registration statement relative to Common Stock comprising the Units, the Company will also pay purchasers liquidated damages if it fails to maintain the effectiveness of the registration statement for the above specified period. Damages will be in the amount of 2% of the purchase price of the Units, not to exceed 10% of the purchase price when aggregated with any other liquidated damages payable, for each month or fraction thereof that the effectiveness of the registration statement is not maintained as required. These damages will be payable exclusively in Common Stock of the Company valued at the average closing bid price thereof for the ten trading days preceding the date of the damages calculation.

        The above described liquidated damages provisions have been added to section 3 of the registration rights agreement attached as exhibit E to the Memorandum. Provisions inconsistent with the above described liquidated damages provisions have been deleted from section 10 of the registration rights agreement. Appropriate provisions of the registration rights agreement, marked to show changes, are attached hereto.

Subscription

        If you have subscribed for Units and do not want to purchase the Units as a result of the above described changes, please send written notice by fax of your intentions to Taglich Brothers, Inc. at (212) 661-6824 marked “Attn: Vincent Palmieri”.

Closing

        The Company and Taglich Brothers Inc. (the “Placement Agent”) expect that the Final Closing Date will be April 18, 2006. There will be one closing for the sale of all the Units, or such lesser amount (but not less than the Minimum Amount) as the Company and Placement Agreement shall determine.

Other Terms Unchanged

        Except as expressly provided herein, the terms and conditions of the Memorandum are unchanged and remain in full force and effect.

DERMA SCIENCES, INC.
Dated: April 13, 2006

Registration Rights Agreement

        3.    Resale Registration; Timing of Filing, Effectiveness and Period of Usability. Subject to the provisions of Section 4 hereof, the Company shall use its best efforts to file not later than 60 days after the date hereof (“Anticipated Filing Date”), and use its best efforts to cause to be declared effective not later than 180 days after the date hereof (“Anticipated Effective Date”), a Registration Statement on any appropriate form under the Securities Act for all the Registrable Securities such as to permit the public resale of the Registrable Securities.

        In the event the Company fails to either file the Registration Statement by the Anticipated Filing Date or cause the Registration Statement to be declared effective by the Anticipated Effective Date or maintain the effectiveness of the Registration Statement for the entire Effectiveness Period (described below), then the Company shall pay to each Holder, as liquidated damages and not as a penalty, on the Anticipated Filing Date or Anticipated Effective Date or the date within the Effectiveness Period that the Registration Statement ceases to be effective, as applicable, and each monthly anniversary thereof until the Registration Statement is filed or declared effective, an amount equal to 2.0% of the aggregate purchase price paid by such Holder for the Units, such amount to be payable exclusively in Common Stock of the Company valued at the average closing bid price thereof on the OTC Bulletin Board for the ten trading days immediately preceding the date as to which the subject liquidated damages are calculated. Provided, however, if as of the Anticipated Effective Date the Registration Statement has not yet been declared effective, the Anticipated Effective Date shall be extended for the following periods: (a) such periods as the SEC has under consideration responses of the Company to its comments relative to the Registration Statement, and (b) such periods, not to exceed 20 days each, following the SEC’s responses to the filing by the Company of pre-effective amendments to the Registration Statement. Provided, further, liquidated damages payable by the Company hereunder may in no event exceed 10.0% of the purchase price paid by Holders for the Units.

        The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until the date which is three (3) years (the “Effectiveness Period”) after the date upon which the Commission declares the Registration Statement effective or such shorter period which shall terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to Rule 144 or are freely tradeable in essentially the same manner as contemplated in Section 4 below. The Effectiveness Period shall be extended, day for day, by the length of any “black out” periods declared pursuant to section 4(l) hereof.

        If, at any time or from time to time on or after the expiration of the Effectiveness Period, the Company determines to register Common Stock for its own account for a public offering or for the account of any of its stockholders to publicly sell their shares of Common Stock, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, the Company will promptly notify each Holder of such registration and, if such Holder notifies the Company of his/her/its desire to be included in such registration within five (5) business days of the Company’s notice, the Company will include the shares of Common Stock of such Holder and/or the shares issuable upon the exercise of the Warrants, as applicable, in such registration. The Company at its expense will keep such registration effective for a period of 180 days or until all of the Holders named in the registration statement have completed the distribution described in such registration statement, whichever first occurs, and will furnish such number of prospectuses and other documents incident thereto as such Holders from time to time may reasonably request.

        10.    Remedies. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Agreement and that such failure would not be adequately compensable in damages, and therefore agrees that its obligations and agreements contained in this Agreement may be specifically enforced. ~~In the event that the Company shall fail to file such registration statement when required pursuant to this Agreement or to keep any registration statement effective as provided in this Agreement or otherwise fails to comply with its obligations and agreements in this Agreement, then, in addition to any other rights or remedies the Holders may have at law or in equity, including, without limitation, the right of rescission, the Company shall indemnify and hold harmless the Holders from and against any and all manner or loss which they may incur as a result of such failure.~~ In addition, the Company shall also reimburse the Holders for any and all reasonable legal fees, expenses and disbursements incurred by them in enforcing their rights pursuant to this Agreement, regardless of whether any litigation was commenced; provided, however, that the Company shall not be liable for the fees and expenses of more than one law firm, which firm shall be designated by Taglich Brothers, Inc.

SECOND AMENDMENT

TO

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

OF

DERMA SCIENCES, INC.

        Derma Sciences, Inc., a Pennsylvania corporation (the “Company”), issued a Confidential Private Placement Memorandum, dated April 5, 2006, as amended by the First Amendment to the Confidential Private Placement Memorandum of the Company, dated April 13, 2006 (together with the Exhibits thereto, as further amended or supplemented from time to time, collectively, the “Memorandum”), relating to the offering (the “Offering”) of a minimum principal amount of $5,400,000 (the “Minimum Amount”) and a maximum principal amount of $6,600,000 of the Company’s series H units (the “Units”), with each Unit consisting of four shares (the “Shares”) of the Company’s common stock, $.01 par value per share (the “Common Stock”), and one warrant (an “Investor Warrant”) with a five (5) year term for the purchase of one share of Common Stock with an initial exercise price equal to $1.00 per Share, subject to adjustment as provided in the Investor Warrants.

        Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Memorandum.

Registration Rights

Current Provisions

        The Company has agreed to use its best efforts to register the reoffer and resale of the Common Stock comprising the Units and issuable upon exercise of the Investor Warrants by filing a registration statement under the Securities Act with the SEC within 60 days, and causing same to become effective within 180 days, of the completion of the Offering. The Company will use its best efforts to maintain such registration statement as a current and effective document for the lesser of three years, until all Shares of Common Stock registered thereunder are sold or until all such Shares may be sold by the holders thereof under Rule 144, without limitation. The Company will bear all the expenses and pay all the fees in connection with the preparation and filing of the registration statement.

        In the event the Company fails to timely file the aforesaid registration statement, fails to timely cause the registration statement to become effective or fails to maintain the effectiveness of the registration statement for the above specified period, the Company will pay purchasers of the Units damages in the amount of 2% of the purchase price of the Units, not to exceed 10% of the purchase price, for each month or fraction thereof the filing or effectiveness, as applicable, of the registration statement is untimely. These damages are currently payable exclusively in Common Stock of the Company valued at the average closing bid price thereof for the ten trading days preceding the date of the damages calculation.

Additions and Modifications

        In lieu of paying purchasers liquidated damages in Common Stock, the Company may elect to pay purchasers liquidated damages in cash, calculated as described above, for failure to timely file, cause to become effective or maintain the effectiveness of the registration statement for the above specified period.

        The above described option to pay purchasers in cash, or in Common Stock, has been added to section 3 of the registration rights agreement attached as exhibit E to the Memorandum. Provisions inconsistent with the above described liquidated damages provisions have been deleted from section 3 of the registration rights agreement. Appropriate provisions of the registration rights agreement, marked to show changes, are attached hereto.

Subscription

        If you have subscribed for Units and do not want to purchase the Units as a result of the above described changes, please send written notice by fax of your intentions to Taglich Brothers, Inc. (the “Placement Agent”) at (212) 661-6824 marked “Attn: Vincent Palmieri”.

Closing

        The Company and the Placement Agent expect that the Closing Date will be April 18, 2006. There will be one closing for the sale of all the Units, or such lesser amount (but not less than the Minimum Amount) as the Company and Placement Agreement shall determine.

Other Terms Unchanged

        Except as expressly provided herein, the terms and conditions of the Memorandum are unchanged and remain in full force and effect.

DERMA SCIENCES, INC.
Dated: April 13, 2006

Registration Rights Agreement

        3.    Resale Registration; Timing of Filing, Effectiveness and Period of Usability. Subject to the provisions of Section 4 hereof, the Company shall use its best efforts to file not later than 60 days after the date hereof (“Anticipated Filing Date”), and use its best efforts to cause to be declared effective not later than 180 days after the date hereof (“Anticipated Effective Date”), a Registration Statement on any appropriate form under the Securities Act for all the Registrable Securities such as to permit the public resale of the Registrable Securities.

        In the event the Company fails to either file the Registration Statement by the Anticipated Filing Date or cause the Registration Statement to be declared effective by the Anticipated Effective Date or maintain the effectiveness of the Registration Statement for the entire Effectiveness Period (described below), then the Company shall pay to each Holder, as liquidated damages and not as a penalty, on the Anticipated Filing Date or Anticipated Effective Date or the date within the Effectiveness Period that the Registration Statement ceases to be effective, as applicable, and each monthly anniversary thereof until the Registration Statement is filed or declared effective, an amount equal to 2.0% of the aggregate purchase price paid by such Holder for the Units, such amount to be payable ~~exclusively~~, at the election of the Company, either in cash or in Common Stock of the Company valued at the average closing bid price thereof on the OTC Bulletin Board for the ten trading days immediately preceding the date as to which the subject liquidated damages are calculated. Provided, however, if as of the Anticipated Effective Date the Registration Statement has not yet been declared effective, the Anticipated Effective Date shall be extended for the following periods: (a) such periods as the SEC has under consideration responses of the Company to its comments relative to the Registration Statement, and (b) such periods, not to exceed 20 days each, following the SEC’s responses to the filing by the Company of pre-effective amendments to the Registration Statement. Provided, further, liquidated damages payable by the Company hereunder may in no event exceed 10.0% of the purchase price paid by Holders for the Units.

        The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Registrable Securities until the date which is three (3) years (the “Effectiveness Period”) after the date upon which the Commission declares the Registration Statement effective or such shorter period which shall terminate when all the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Registrable Securities otherwise have been sold pursuant to Rule 144 or are freely tradeable in essentially the same manner as contemplated in Section 4 below. The Effectiveness Period shall be extended, day for day, by the length of any “black out” periods declared pursuant to section 4(l) hereof.

If, at any time or from time to time on or after the expiration of the Effectiveness Period, the Company determines to register Common Stock for its own account for a public offering or for the account of any of its stockholders to publicly sell their shares of Common Stock, other than a registration on Form S-1 or S-8 relating solely to employee stock option or purchase plans, the Company will promptly notify each Holder of such registration and, if such Holder notifies the Company of his/her/its desire to be included in such registration within five (5) business days of the Company’s notice, the Company will include the shares of Common Stock of such Holder and/or the shares issuable upon the exercise of the Warrants, as applicable, in such registration. The Company at its expense will keep such registration effective for a period of 180 days or until

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